UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33301	20-8370041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin		53717-1954
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2016 Equity Incentive Plan

At the Annual Meeting of Stockholders of Accuray Incorporated (the “Company”) held on November 9, 2023 (the “2023 Annual Meeting”), the Company’s stockholders approved amending and restating the Company’s 2016 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 5,000,000 shares. A description of the Amended and Restated 2016 Equity Incentive Plan is set forth in the Company’s definitive proxy statement on Form 14A filed with the United States Securities and Exchange Commission on September 29, 2023 and is qualified in its entirety by reference to the full text of the Amended and Restated 2016 Equity Incentive Plan, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, the Company’s stockholders voted on five proposals as set forth below. The following is a brief description of each proposal submitted to a vote at the 2023 Annual Meeting, as well as the number of votes cast for and against, the number of abstentions, and the number of broker non-votes with respect to each proposal.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a Class II director of the Company to hold office until the Company’s 2026 Annual Meeting of Stockholders or until his or her successor is duly elected or appointed.

Nominee	For	Against	Abstain	Broker Non-Votes
Beverly A. Huss	52,545,432	2,250,590	82,774	21,979,065
Mika Nishimura	46,511,031	8,206,385	161,380	21,979,065
Byron C. Scott	53,255,675	1,540,693	82,428	21,979,065

Proposal No. 2: Approval of Amendment to the Company’s 2016 Equity Incentive Plan

The stockholders approved the Company’s Amended and Restated 2016 Equity Incentive Plan, with 47,745,958 shares in favor, 6,930,587 shares against, 202,251 shares abstaining and 21,979,065 broker non-votes.

Proposal No. 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders cast an advisory vote to approve the compensation of the Company’s named executive officers as follows: 52,932,764 shares in favor, 1,806,228 shares against, 139,804 shares abstaining and 21,979,065 broker non-votes.

Proposal No. 4: Advisory Vote on Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

The stockholders cast an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers as follows: 53,206,233 shares in favor of one year, 68,767 shares in favor of two years, 1,462,873 shares in favor of three years, 140,923 shares abstaining and 21,979,065 broker non-votes.

Considering the strong support for an annual vote as reflected in the voting results, the Company’s past practice of holding annual advisory votes and in light of Board’s recommendation of an annual frequency for future advisory votes to approve the compensation of the Company’s named executive officers, the Company will continue to hold future advisory votes to approve the compensation of the Company’s named executive officers annually until the matter is again submitted to the Company’s stockholders for a vote.

Proposal No. 5: Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024, with 75,242,549 shares in favor, 1,332,584 shares against, 282,728 shares abstaining and no broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Accuray Incorporated Amended and Restated 2016 Equity Incentive Plan and forms of award agreements thereunder

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 15, 2023	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, Chief Legal Officer & Corporate Secretary